[ISLER & CO. LETTERHEAD]


                                   November 5, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We have read the statements made by Grand Adventures Tour & Travel Publishing Corporation (formerly Riley Investments, Inc.), which we understand were filed with the Commission, pursuant to Item 4 of Form 8-K, dated October 15, 1996. We agree with the statements concerning our Firm in such 8-K.

                                   Very truly yours,


                                   /s/ Isler & Co., L.L.C.